Exhibit 99.1
Vestin Realty Mortgage I, Inc.
Announces Change in Board of Directors

Las Vegas – March 10, 2009 – Vestin Realty Mortgage I, Inc. (Nasdaq:VRTA) a real estate investment trust (the “Company”) announced that on March 4, 2009, Mike Micone resigned from the Board of Directors (the “Board”) of Vestin Realty Mortgage I, Inc. (the “Company”) and the remaining directors appointed Robert J. Aalberts to fill the resulting vacancy.  Mr. Alalberts was a member of our Board from January 2006 until he resigned in January 2008.  Mr. Micone advised the Company that he resigned because his travel requirements have increased and his time no longer allows him the opportunity to serve on the Board.  There are no known disagreements between the Company and the resigning director on any matter relating to the Company’s operations, policies or practices.

On March 5, 2008, the Board appointed Mr. Aalberts as chairman of the Compensation Committee.  Mr. Alaberts will also be a member of the Audit Committee and Nominating Committee.

Robert J. Aalberts was a director of Vestin Group from April 1999 to December 2005, and was a member of our Board from January 2006 until he resigned in January 2008.  Since 1991, Professor Aalberts has held the Ernst Lied Professor of Legal Studies professorship in the College of Business at the University of Nevada, Las Vegas.  From 1984 to 1991, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana.  From 1982 through 1984, he served as an attorney for Gulf Oil Company.  Professor Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; including Real Estate Law (7th Ed. (2009) 6th Ed. (2006)) published by the Thomson/West Company.  He is also the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law.  Since 1992, Professor Aalberts has been the Editor-in-chief of the Real Estate Law Journal.  Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and received a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota.  He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

About Vestin Realty Mortgage I, Inc.

Vestin Realty Mortgage I, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of September 30, 2008, Vestin Realty Mortgage I, Inc. had assets of over $48 million.  Vestin Realty Mortgage I, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans and other risks associated with the Company’s business.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

CONTACT:

Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com